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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 24, 2006

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                         AMCOL INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                    0-15661                36-0724340
  State of Other Jurisdiction          Commission            I.R.S. Employer
        of Incorporation              File Number         Identification Number

              One North Arlington, 1500 West Shure Drive, Suite 500
                        Arlington Heights, IL 60004-7803
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (847) 394-8730

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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     ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         (a)      DISMISSAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

         On March 24, 2006, the Audit Committee of the Board of Directors of AMCOL International Corporation (the "Company") approved the dismissal of KPMG LLP ("KPMG") as the Company's independent registered public accounting firm, effective immediately.

         The audit reports of KPMG on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports for 2005 and 2004 contained an explanatory paragraph with respect to the Company changing its method of accounting for stock-based compensation effective January 1, 2003.

         The audit report of KPMG on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         The audit report of KPMG on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 was unqualified and its audit report on the effectiveness of internal control over financial reporting as of December 31, 2004 contained an adverse opinion indicating that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of a material weakness in the design of internal controls, which did not address the financial statement accounting considerations arising from income tax matters, or the timing of recording of changes in accounting estimates relating to income taxes of foreign subsidiaries. The effect was further explained in the report as follows:

                  "This control weakness resulted in material errors in the accounting for income taxes, which were identified during the course of the 2004 audit. The material errors led to (i) a restatement of the financial results for the interim periods ended September 30, 2004 in order to both recognize the expected federal income tax refunds relating to certain deductions and credits claimed in amended tax returns filed in September 2004 as well as correct the deferred income tax assets and income taxes payable recorded by a wholly-owned Company subsidiary in the United Kingdom and (ii) a restatement of beginning retained earnings for the year ended December 31, 2001 to reflect the estimate of the refund resulting from certain state tax deductions claimed in amended tax returns filed in September 2004."

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         In connection with the audits of the two fiscal years ended December
     31, 2005, and through March 24, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in its reports for such periods.

         In connection with the audits of the two fiscal years ended December 31, 2005, and through March 24, 2006, there have been no reportable events (as defined in Item 304(a)(1)(v)) of Regulation S-K) except that KPMG advised the Company of the material weakness as explained in KPMG's report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 as described above. The subject matter of the material weakness was discussed by the Company's management and the Audit Committee of the Board of Directors of the Company with KPMG. The Company has authorized KPMG to respond fully to the inquiries of the Company's successor accountant, Ernst & Young LLP, concerning the subject matter of the material weakness.

         The Company has provided KPMG with a copy of the above disclosure prior to its filing with the Securities and Exchange Commission (the "SEC") and has requested that KPMG furnish it with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of KPMG's letter dated March 29, 2006 stating that it agrees with the above statements is attached as Exhibit 16.1 to this Current Report on Form 8-K and is filed herewith.

         (b)      ENGAGEMENT OF NEW INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                  FIRM.

         On March 24, 2006, the Audit Committee approved the engagement of Ernst & Young LLP ("E&Y") to serve as its independent registered public accounting firm, effective immediately. During the two years ended December 31, 2005 and 2004 and through March 24, 2006, neither the Company nor anyone on its behalf consulted with E&Y with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

         16.1 Letter from KPMG LLP dated March 29, 2006, addressed to the Securities and Exchange Commission.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AMCOL INTERNATIONAL CORPORATION

         Date: March 29, 2006                 By:  /s/ Gary L. Castagna
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                                                       Gary L. Castagna
                                                       Senior Vice President and
                                                       Chief Financial Officer